                                                                  EXHIBIT 10.105

                              AMENDED AND RESTATED
                          PLEDGE AND SECURITY AGREEMENT


     AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this "Agreement") dated as of June 12, 1998 by and among Onyx Acceptance Corporation, a Delaware corporation having its principal place of business at 8001 Irvine Center Drive, 5th Floor, Irvine, California 92718 (the "Company"), State Street Bank and Trust Company ("State Street"), BankBoston ("BankBoston") and The Travelers Insurance Company ("Travelers"), collectively with State Street and BankBoston, the "Secured Parties", and each individually a "Secured Party"). State Street, in its capacity as agent for the Secured Parties hereunder, is sometimes hereinafter referred to as the "Agent", which term shall also be deemed to include any successor(s) as Agent under the Loan Agreement (as hereinafter defined) and any other party acting as agent for the Secured Parties hereunder. This Amended and Restated Pledge and Security Agreement amends and restates the Pledge and Security Agreement by and among the Company, State Street and BankBoston dated as of January 31, 1996, as further amended by the First Amendment Agreement dated as of November 12, 1996 by and among the Company, State Street and BankBoston, as further amended by the Amendment and Confirmation of Pledge and Security Agreement dated as of January 17, 1997 by and among the Company, State Street, and BankBoston, as further amended by Second Amendment and Confirmation of Pledge and Security Agreement dated as of September 30, 1997 by and among the Company, State Street, and BankBoston, as further amended by the Fifth Amendment to Loan Agreement, Including Third Amendment and Confirmation of Pledge and Security Agreement dated as of February 4, 1998 by and among the Company, State Street and BankBoston and as further amended from time to time through the date of this Agreement.

                              W I T N E S S E T H :

     WHEREAS, the Company and the Secured Parties have entered into an Amended and Restated Residual Interest in Securitized Assets Revolving Credit and Term Loan Agreement dated as of the date hereof (as amended, modified and/or supplemented from time to time, the "Loan Agreement") pursuant to which the Secured Parties have agreed, subject to the terms and conditions set forth therein, to make revolving credit loans and term loans to the Company (collectively, the "Loans"), such Loans to be evidenced by the Company's Revolving Credit and Term Notes payable to the order of the respective Secured Parties (collectively, as amended, modified and/or supplemented from time to time, the "Notes");

     WHEREAS, Onyx Acceptance Financial Corporation, a Delaware corporation ("Finco"), is a wholly owned subsidiary of the

Company, and Finco will derive significant benefits from the Loans inasmuch as, inter alia, certain of the Loans will be used by Onyx to make advances for the account of and loans to Finco; and

     WHEREAS, the obligations of the Secured Parties to enter into the Loan Agreement and continue to make the Loans are subject to the condition, among others, that the Company shall execute and deliver this Agreement and grant the security interests hereinafter described;

     NOW, THEREFORE, in consideration of the willingness of the Secured Parties to enter into the Loan Agreement and to agree, subject to the terms and conditions set forth therein, to make the Loans to the Company pursuant thereto, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     Section 1. Certain Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement. In addition to the descriptions contained in Section 2 hereof, the items of Collateral referred to therein shall have all of the meanings ascribed to them in the Uniform Commercial Code (the "UCC") as in effect from time to time in The Commonwealth of Massachusetts.

     Section 2. Security Interest. As security for the Secured Obligations described in Section 3 hereof, the Company hereby grants, mortgages, hypothecates, pledges, collaterally assigns, sets over and delivers to the Agent for the benefit of each of the Secured Parties and creates a continuing security interest in and lien on, all of the Company's right, title and interest in and to all assets and properties of the Company of every kind and nature, now owned or hereafter acquired by the Company, or in which the Company now or hereafter has any rights, together with any and all additions and accessions thereto and proceeds and products thereof (hereinafter referred to collectively as the "Collateral") including without limitation the following:

     (A) All Tangible and Intangible Personal Property. (a) All inventory, goods, merchandise, raw materials, supplies, goods or work in process, finished goods and other tangible personal property held by the Company for processing, sale or lease or furnished or to be furnished by the Company under contracts of service or to be used or consumed in the Company's business; (b) all accounts, accounts receivable and notes, drafts, acceptances, letters of credit, bills of exchange and other instruments representing or evidencing a right to payment for goods sold or leased or for services rendered whether or not earned by performance, as well as all right, title and interest of the Company in the goods which have given rise thereto, including the right of stoppage in transit;
(c) all contract rights including
on-line service agreement contract rights and all rights to payment under any contract not yet earned by performance and not evidenced by an instrument or chattel paper; (d) all general intangibles of the Company, including without limitation, going concern value, goodwill and all present and future intellectual property rights of the Company, including without limitation, all trademark, trade name and "dba" rights, all service marks and service names, all copyright rights, all patent rights, all trade secrets, all know-how, and all causes of action arising under all such intellectual property rights; (e) all of the Company's chattel paper of every kind and description, provided that, the Secured Parties' lien on specific chattel paper shall be deemed to be automatically released in connection with the sale of such chattel paper as part of the Company's warehouse financings or securitizations, in each instance to the extent such sales are permitted by the terms of the Loan Agreement; (f) all other rights of the Company to the payment of money of every kind and nature, howsoever evidenced, including without limitation, amounts due from affiliates, all tax refunds and/or abatements of every kind and nature, insurance proceeds, proceeds from factoring agreements, interest rate hedge, swap or other interest rate protection agreements, tort claims, causes of action of every kind and description and all rights to deposits or advance payments and repayments; (g) all books, customer lists, contract lists, advertiser lists, subscriber lists, files, records (including without limitation computer programs, disks, tapes and related electronic data processing media), general ledger sheets, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, cards, data and data storage systems, and writings of the Company or in which the Company has an interest in any way relating to the Collateral and all rights of the Company to retrieval from third parties of all such books and records including electronically processed and recorded information pertaining to any Collateral; (h) all of the Company's documents, documents of title, policies and certificates of insurance, securities and instruments (whether negotiable or non-negotiable); (i) all cash, funds and investments in any collateral account or accounts maintained from time to time by the Company with the Secured Parties and all deposits and/or deposit accounts maintained by the Company, and all money, deposits, funds and instruments relating to the foregoing; (j) all liens, rights, remedies, privileges, guaranties, indemnities, warranties, claims, security interests, mortgages, securities and other encumbrances in favor of or assigned to the Company for any of the foregoing; (k) all of the Company's equipment, machinery, fixtures, furniture, office supplies and vehicles, (l) all of the Company's rights under all present and future authorizations, permits, licenses and franchises, to the fullest extent permitted by applicable law and (m) all Investment Property (as defined in the UCC) and (n) all other personal property, assets and things of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable including, with respect to all Collateral described in clauses (a) through (n), any such Collateral hereafter acquired; and

     (B) All Rights to Payments Under Securitization Transactions. Without limiting any provision of clause (A) above, (i) all of the Company's rights to payment of money (whether such rights are classified under the applicable UCC as general intangibles, accounts, certificated securities (including the Pledged Certificates defined below), uncertificated securities or otherwise) arising out of, related to or created in connection with Onyx Acceptance Grantor Trust 1995-1 (OAGT-1995-1), Onyx Acceptance Grantor Trust 1996-1 (OAGT-1996-1), Onyx Acceptance Grantor Trust 1996-2 (OAGT-1996-2), Onyx Acceptance Grantor Trust 1996-3 (OAGT-1996-3), Onyx Acceptance Grantor Trust 1996-4 (OAGT-1996-4), Onyx Acceptance Grantor Trust 1997-1 (OAGT-1997-1), Onyx Acceptance Grantor Trust 1997-2 (OAGT-1997-2), Onyx Acceptance Grantor Trust 1997-3 (OAGT-1997-3), Onyx Acceptance Grantor Trust 1998-1 (OAGT-1998-1) and any future securitization transaction to which the Company in any capacity and which, in accordance with the provisions of subsection 4.12 of the Loan Agreement, becomes an Eligible Securitization Transaction, including, without limitation, Onyx Acceptance Owner Trust - 1998-A, as well as all servicing fees (including Normal Servicing Fees), all Future Servicing Cash Flows, Residual Interest in Securitized Assets and other amounts of every kind and description payable to the Company from any source whatsoever in connection with any securitization transaction, now existing or hereafter entered into by the Company, including, but not limited to, amounts due the Company from Spread Accounts or yield supplement accounts and/or pursuant to any pooling and servicing agreement, reinsurance agreement, agreement with any credit enhancer, agreement with any provider of interest rate hedges, swaps or other interest rate protection agreements of every kind and description and (ii) all of the Company's rights (but none of its obligations or liabilities), including without limitation, the right to receive payments under any Eligible Securitization Transaction Document, whether evidenced by a Pledged Certificate or otherwise, and any and all other agreements, documents or instruments of the Company or to which the Company is a party or in which the Company has an interest, now existing or hereafter arising in connection with any securitization transaction; and

     (C) Pledged Stock/Pledged Collateral. The shares of capital stock of Finco and all dividends and distributions of every kind or nature attributable thereto as well as other proceeds, income and profits thereof (the "Pledged Stock"), the limited beneficial certificates (as more particularly described below, the "Pledged Certificates") together with any dividends or other amounts of any kind or nature from time to time made or paid to the Company relating to the Pledged Stock, the Pledged Certificates or otherwise and all promissory notes (including all promissory notes and other instruments evidencing an obligation for payment of money payable to the Company), or additional securities or collateral executed or acquired hereafter (such Pledged Stock, dividends and other amounts, Pledged Certificates, promissory notes, additional securities or collateral hereinafter collectively referred to as the "Pledged Collateral") issued to the Company; and

     (D) Proceeds and Products. All proceeds, including without limitation insurance proceeds, and products of the items of Collateral described or referenced in the foregoing clauses (A), (B) and (C).

The Company acknowledges and agrees that, in applying the law of any jurisdiction that has heretofore enacted or hereafter enacts all or substantially all of the uniform revisions of Article 8 of the Uniform Commercial Code, with new provisions added to Article 9 as contemplated by such revision, all as approved in 1994 by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, the foregoing definitions of Collateral and Pledged Collateral shall be deemed to include "Investment Property", as applicable, as defined in such new provisions of Article 9, it being the intent of the Company, the Agent and each of the Secured Parties that such property be included in the foregoing definition of Collateral, whether prior to or after the effectiveness of such revision in any such jurisdiction.

     As used herein, the term "Pledged Certificates" means, collectively, the limited beneficial certificates issued by and pursuant to the terms of the Spread Account Trust Agreements executed in connection with OAGT 1995-1, OAGT 1996-1, OAGT 1996-2, OAGT 1996-3, OAGT 1996-4, OAGT 1997-1, OAGT 1997-2, OAGT
1997-3 and OAGT 1998-1, each of which limited beneficial certificate evidences a ninety-nine percent (99%) beneficial interest in all amounts from time to time distributed by the Spread Account Trust issuing such certificate.

     Notwithstanding the foregoing provisions of this Section 2, the Collateral shall not include any and all assets that constitute Excluded Assets. As used herein, the term "Excluded Assets" means (i) all chattel paper of every kind and description held by the Company for resale to Finco pursuant to the Sale and Servicing Agreement between the Company and Finco dated as of September 8, 1994, as amended from time to time, (ii) any assets subject to an equipment or other personal property lease which precludes the Company from granting a lien, (iii) any collateral under any security agreement pertaining to any interest rate hedge, swap or other interest rate protection agreements, to the extent such agreements preclude the Company from granting a lien; (iv) any Future Servicing Cash Flows, Residual Interest in Securitized Assets or other amounts payable in connection with any Rejected Transaction, regardless of whether such right to payment of money is classified under the applicable UCC as general intangibles, accounts, certificated securities, uncertificated securities or otherwise, so long such right to payment is evidenced by a limited beneficial certificate; (v) any right of payment under any insurance and reimbursement agreement in favor of Capital Markets Assurance Corporation executed by the Company, (vi) two separate promissory notes each dated September 12, 1994, payable to the Company from Finco with principal amounts as determined in accordance with Section 5.1 of a certain Sale and Servicing Agreement dated as of September 8, 1994 between the Company and FINCO; (vii) a promissory note dated December 20, 1994 payable to the Company from John W. Hall, in the original principal amount of $175,000;
(viii) a promissory note dated December 20, 1994, payable to the Company from G. Brian MacInnis, in the original principal amount of $175,000; (ix) all of the Company's right, title and interest, as the same may exist from time to time, in and to (a) Account No. 8117911-000 maintained by First Interstate Bank of California, 707 Wilshire Boulevard., W11-1, Los Angeles, California 90017 and entitled "Spread Account Trust 1994-1 under Spread Account Trust Agreement between Onyx Acceptance Financial Corporation, as Depositor, and Bankers Trust (Delaware) as Trustee, subject to security interest of Capital Markets Assurance Corporation"; (b) Account No. 14726 maintained by Bankers Trust Company, 4 Albany Street, New York, New York 10006 and entitled "Spread Account Trust 1995-1 under Spread Account Trust Agreement between Onyx Acceptance Financial Corporation, as Depositor, and Bankers Trust (Delaware) as Trustee, subject to security interest of Capital Markets Assurance Corporation"; and (c) Account No. 19350 maintained by Bankers Trust Company, 4 Albany Street, New York, New York 10006 and entitled "Spread Account Trust 1996-1 under Spread Account Trust Agreement between Onyx Acceptance Financial Corporation, as Depositor, and Bankers Trust (Delaware) as Trustee, subject to security interest of Capital Markets Assurance Corporation" and (x) the Company's Triple-A One warehouse facility. The term "Excluded Assets" shall also include (i) Account No. 20343 maintained by Bankers Trust Company, 4 Albany Street, New York, New York 10006 and entitled "1996-2 Spread Account Trust pursuant to the 1996-2 Spread Account Trust Agreement dated as of May 15, 1996 between Onyx Acceptance Financial Corporation, as Depositor, and Bankers Trust (Delaware) as Trustee, subject to security interest of Capital Markets Assurance Corporation"; (ii) Account No. 22551 maintained by Bankers Trust Company, 4 Albany Street, New York, New York 10006 and entitled "1997-1 Spread Account Trust pursuant to the 1997-1 Spread Account Trust Agreement dated as of March 25, 1997 between Onyx Acceptance Financial Corporation, as Depositor, and Bankers Trust (Delaware) as Trustee, subject to security interest of Capital Markets Assurance Corporation"; (iii) Account No. 23340 maintained by Bankers Trust Company, 4 Albany Street, New York, New York 10006 and entitled "Spread Account Trust 1997-2 under Spread Account Trust Agreement between Onyx Acceptance Financial Corporation, as depositor, and Bankers Trust (Delaware) as Trustee, subject to security interest of Capital Markets Assurance Corporation"; (iv) Account No. 23881 maintained by Bankers Trust Company, 4 Albany Street, New York, New York 10006 and entitled "Spread Account Trust 1997-3 under Spread Account Trust Agreement between Onyx Acceptance Financial Corporation, as Depositor, and Bankers Trust (Delaware) as Trustee, subject to security interest of Capital Markets Assurance Corporation"; and (v) Account No. [___] maintained by Bankers Trust Company, 4 Albany Street, New York, New York 10006 and entitled "Spread Account Trust 1998-1 under Spread Account Trust Agreement between Onyx Acceptance Financial Corporation as Depositor, and Bankers Trust (Delaware) as Trustee, subject to security interest of Capital Markets Assurance Corporation".

     Section 3. Secured Obligations. The security interest hereby granted shall secure the due and punctual payment and performance of the following indebtedness, liabilities and obligations of the Company (herein called the "Secured Obligations"): (a) principal of and premium, if any, and interest on the Notes (including, without limitation, the payment of interest and other amounts that would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, as amended, or similar laws, as now or hereafter in effect); and (b) any and all other obligations of any kind or nature whatsoever of the Company to the Agent and/or the Secured Parties under the Loan Agreement, the Notes, the Security Documents, the other Loan Documents or under any agreement or instrument relating thereto, all as amended from time to time and whether executed on or after the date hereof.

     Section 4. Special Warranties and Covenants of Company. The Company hereby represents, warrants and covenants to the Agent and the Secured Parties that:

          (a) The Company is and will remain the legal and equitable owner of the Collateral. Except for the security interest created hereunder and security interests expressly permitted under the Loan Agreement, the Collateral is and will remain free from any lien, security interest or encumbrance, and the Company will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. All items of Collateral have been validly pledged, collaterally assigned and granted to the Agent for the benefit of the Secured Parties, subject to no liens except as expressly permitted under the Loan Agreement and, except for such liens expressly permitted thereunder, the Agent has a first priority perfected lien on the Collateral within the meaning of the applicable Uniform Commercial Code. The Company has the full corporate and legal right, power and authority to pledge, collaterally assign and grant a security interest in the Collateral to the Agent for the benefit of the Lenders hereunder.

          (b) The address shown at the beginning of this Agreement is the principal place of business and chief executive office of the Company, and the address at which its books and records are kept. Except for such principal place of business, and the locations listed on Schedule I attached hereto, the Company has no additional places of business or other locations at which Collateral is stored. The Company will not change its principal or any other place of business, or the location of any Collateral, or make any change in the Company's name or conduct the Company's business operations under any fictitious business or trade name, without, in any such case, at least thirty (30) days' prior written notice to the Agent.

          (c) The Company will not sell, offer to sell, lease or otherwise transfer or dispose of any of the Collateral or any interest therein except as may be permitted by the Loan Agreement.

          (d) The Company will keep the Collateral insured as provided in the Loan Agreement. The Company will comply with all of its material obligations under each of the Eligible Securitization Transaction Documents. The Company will not use or otherwise deal with the Collateral in violation of the Loan Agreement, the Eligible Securitization Transaction Documents, any insurance policy covering the Collateral or applicable law. The Company will pay promptly when due all taxes, assessments and governmental charges on the Collateral or for its use or operation, except for taxes and assessments permitted to be contested as provided in the Loan Agreement. The Agent and/or the Secured Parties may at its/their option upon the failure of the Company so to do in compliance with the terms of this Agreement and the Loan Agreement, discharge any taxes, liens, security interests or other encumbrances to which any Collateral is at any time subject (including in respect of FICA and withholding taxes) and the Company agrees to reimburse the Agent and/or the Secured Parties (as the case may be) on demand for any payments made or expenses reasonably incurred by the Agent and/or the Secured Parties pursuant to the foregoing authorization, and any unreimbursed amounts shall constitute Secured Obligations for all purposes hereof.

          (e) The Company will promptly execute and deliver to the Agent for the benefit of the Secured Parties such financing statements, certificates, and other documents or instruments as the Agent and/or the Secured Parties may deem reasonably necessary or advisable to enable the Agent and/or the Secured Parties to perfect or from time to time renew the security interest granted hereby, and to comply with all applicable laws and regulations, including, without limitation, such financing statements, certificates and other documents as the Agent and/or the Secured Parties may deem reasonably necessary or advisable to perfect a security interest in any additional Collateral hereafter acquired by the Company or in any replacements or proceeds thereof. The Company hereby irrevocably authorizes and appoints the Agent, on behalf of the Agent and/or the Secured Parties, to the fullest extent permitted by applicable law, to execute such financing statements, certificates and other documents in its stead, with full power of substitution, as the Company's attorney-in-fact. The Company further agrees that a carbon, photographic or other reproduction of a security agreement or financing statement is sufficient as a financing statement under this Agreement.

          (f) The Company will give the Agent on behalf of the Secured Parties prior notice of each office of the Company at which records of the Company pertaining to all items of Collateral are kept. Except as such notice is given and unless otherwise permitted by the Loan Agreement, the Company's records concerning all Collateral are and will be kept at the address shown at the beginning of this Agreement as the principal place of business of the Company.

          (g) The Company shall accord the Agent and the Secured Parties and their representatives with such access as any Secured Party may from time to time require, upon reasonable notice and at reasonable times, to all properties owned or leased by the Company. The Agent and each Secured Party and its representatives shall have the right, and the Company will permit the Agent and any Secured Party and such representatives (at such times as they may reasonably request) to examine, inspect, copy and make extracts from any and all of the Collateral, subject to the confidentiality provisions of the Loan Agreement.

          (h) If any Collateral (other than Pledged Certificates) is in the possession of any third party, including but not limited to trustees or paying agents on any Eligible Securitization Transactions and/or the Company's agents or Affiliates, the Company shall notify such third parties of the security interest of the Agent and the Secured Parties therein and instruct them to hold the same for the account of the Agent and the Secured Parties and (subject to the Agent's instructions) deliver such Collateral to the Blocked Account, and will deliver such other notices and instructions to, and obtain waivers (including but not limited to waivers of setoff and recoupment), acknowledgments and financing statements from such third parties as the Agent and/or the Secured Parties deem necessary.

          (i) The Eligible Securitization Transaction Documents (x) are valid, legally binding contracts, enforceable in accordance with their terms , and no default on the part of the Company or any other party thereto has occurred and is continuing, and (y) have not been amended or otherwise modified except as disclosed in writing to the Secured Parties prior to the date hereof. The Company has no knowledge of any condition, event, defect or circumstance which would impair the Company's rights under the Eligible Securitization Transaction Documents or the Company's right to receive payments in respect of the Collateral, or any other event or condition which could reasonably be expected to have a Material Adverse Effect. Notwithstanding the grant of the security interest hereunder, the Company shall remain liable under each contract or agreement included in the Collateral (including but not limited to the Eligible Securitization Transaction Documents) to be observed or performed by the Company thereunder. Neither the Agent nor the Secured Parties shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or the Secured Parties of any payment relating to any of the Collateral, nor shall the Agent or the Secured Parties be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or the Secured Parties in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or the Secured Parties or to which the Agent or the Secured Parties may be entitled at any time or times. The Agent's (on behalf of the Secured Parties) sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.

          (j) The Pledged Stock has been duly and validly issued and is fully paid and non-assessable. The Pledged Stock listed in Schedule II attached hereto constitutes and shall at all times continue to constitute one hundred percent (100%) of the presently issued and outstanding capital stock of Finco. There are outstanding or issued no options, warrants or other rights of any nature (or any options to acquired any such rights) to acquire shares of the capital stock of Finco.

          (k) If any additional shares of capital stock of any class of Finco or if any promissory notes of Finco or other securities of Finco are issued to or otherwise acquired by the Company after the date hereof, the same shall constitute Pledged Collateral and shall be deposited and pledged with the Agent, for the benefit of the Secured Parties, simultaneously with such acquisition. The Company will not consent to or approve the issuance of any additional shares of capital stock of any class of Finco.

          (l) The Pledged Certificates have been duly and validly issued by the respective Spread Account Trusts, and have been sold by Finco to Onyx in accordance with the respective 1995-1, 1996-1, 1996-2, 1996-3, 1996-4, 1997-1,
1997-2, 1997-3 and 1998-1 purchase agreements between Onyx and Finco, and all applicable laws, including without limitation the General Corporation Law of the State of Delaware, and all applicable federal and state fraudulent transfer and fraudulent conveyance laws. The Company is the holder of record of each of the Pledged Certificates on the books and records of the respective Spread Account Trusts. Each Pledged Certificate evidences a beneficial right to receive ninety-nine percent (99%) of all amounts from time to time released from (or not required to be deposited into) the Spread Account maintained in the Spread Account Trust issuing such Pledged Certificate. Each of the Pledged Certificates is described on Schedule II attached hereto. There are outstanding or issued no options, warrants or other rights of any nature (or any options to acquire any such rights) to acquire the Pledged Certificates.

    Section 5. Delivery of Pledged Collateral. Pursuant to the terms hereof, the Company has endorsed, assigned and delivered to the Agent (f2 benefit of the Secured Parties) all negotiable and non-negotiable instruments (including, without limitation, the Pledge Collateral and any other certificated securities) and chattel paper, if any, included in the Collateral pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank. All negotiable or non-negotiable instruments (including, without limitation, the Pledged Collateral and any other certificated securities) or chattel paper constituting Collateral and hereafter acquired by the Company shall be promptly delivered to the Agent (for the benefit of the Secured Parties) pursuant hereto, shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Agent. To the extent that any securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities hereafter acquired by the Company, will at the time of such acquisition be, duly made for the account of the Agent or one or more nominees of the Secured Parties, with the issuer of such securities or other appropriate book-entry facility or financial intermediary with the Agent having at all times the right to obtain definitive certificates (in the Agent's name or in the name of one or more of its nominees) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder. The Company hereby acknowledges that the Agent and/or the Secured Parties may, in its/their discretion, appoint one or more financial institutions to act as the agent for the Agent or the

Secured Parties in holding (in one or more custodial account(s)) instruments or other financial assets in which the Agent and the Secured Parties are granted a security interest hereunder.

    Section 6. Special Provisions Concerning Future Servicing Cash Flows, Receivables and Residual Interest in Securitized Assets; Distributions in Respect of Pledged Collateral.

          (a) The Company will execute and cause to be executed by all necessary parties all such agreements or instruments as may be deemed necessary by the Agent or the trustee or paying agent under each Spread Account Trust established in connection with each Eligible Securitization Transaction so as to ensure that such trustee or paying agent is irrevocably directed to make payments due the Company as registered holder of the Pledged Certificates or otherwise (except Normal Servicing Fees) directly to the Blocked Account (account number - ABA #:
011000028 For: Account # 42525 Ref: Onyx Acceptance Facility, Attention: Loan Operations, Joanne Dorgan M-11) maintained for the Company with the Agent, or any successor account designated as the Blocked Account in the Loan Agreement). The Company hereby irrevocably appoints the Agent as the true and lawful attorney-in-fact of the Company with full power of substitution, in the name of the Agent for the benefit of the Secured Parties or in the name of the Company or otherwise, for the sole benefit of the Secured Parties but at the sole expense of the Company, after the occurrence of an Event of Default and without notice to or demand upon the Company: (i) to demand, collect, receive payment of, receipt for, settle, compromise or adjust, and give discharges and releases in respect of amounts payable to the Company constituting Collateral (including without limitation the Pledged Collateral) (the "Receivables") or any of them;
(ii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Receivables or any of them and to enforce any other rights in respect thereof or in respect of the goods which have given rise thereto; (iii) to defend any suit, action or proceeding brought against the Company with respect to any Receivables; (iv) to settle, compromise or adjust any suit, action or proceeding described in clause
(ii) or (iii) above, and, in connection therewith, to give such discharges or releases as the Agent may reasonably deem appropriate; (v) to endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing or securing the Receivables or any of them; and (vi) generally to sell, assign, transfer, pledge, make any agreement in respect of or otherwise deal with any Receivables or the goods which have given rise thereto as fully and completely as though the Agent and the Secured Parties were the Company for such purposes. The powers conferred on the Agent and the Secured Parties by this Agreement are solely to protect any interest of the Agent and the Secured Parties and shall not impose any duty upon the Agent or the Secured Parties to exercise any such power, and if the Agent or the Secured Parties shall exercise any such power, they shall be accountable only for amounts they actually receive as a result thereof and shall not be responsible to the Company except for willful misconduct or gross negligence. Neither the Agent nor the Secured Parties shall be under any obligation to take steps necessary to preserve the rights in any Collateral against third parties but may do so at its/their option. The Agent may at its option at any time after an Event of Default shall have occurred transfer to itself or to its nominee the Pledged Stock, and receive the income thereon and on the Pledged Certificates and hold the same as Collateral hereunder.

          (b) The Company represents and warrants that all Collateral consisting of Future Servicing Cash Flows, Residual Interest in Securitized Assets and all other rights to payment evidenced by the Pledged Certificates are and will at all times hereafter remain free of and not be subject to any security interests, liens or encumbrances of any nature (other than security interests, liens or encumbrances in favor of (i) CapMAC or any Affiliate of CapMAC to the extent listed on Schedule 3.28 to the Loan Agreement, (ii) the Spread Account Trustees and (iii) the Secured Parties).

          (c) All powers of attorney set forth in this Agreement are coupled with an interest and shall be irrevocable until the Secured Obligations have been indefeasibly paid in full. To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue thereof.

          (d) In case, upon the dissolution, winding up, liquidation or reorganization of Finco whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Finco or any voluntary proceedings for the liquidation of the assets of Finco or otherwise, any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Collateral, such sum shall be paid over to the Agent to be applied in payment of the Secured Obligations in accordance with the Loan Agreement. In case any stock dividend shall be declared on any of the Pledged Collateral, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or any distribution of capital (including, without limitation, payments in respect of Residual Interest in Securitized Assets or any other payment arising from or relating to any Eligible Securitization Transaction) shall be made on any of the Pledged Collateral, or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to recapitalization or reclassification of the capital of Finco, the shares or other property so distributed shall be delivered to the Agent to be applied in payment of (in the case of cash or Cash Equivalents) or held as additional collateral for (in the case of other property) the Secured Obligations in accordance with the Loan Agreement.

          (e) Right to Transfer into Name of Agent, etc. In case there shall exist an Event of Default, but subject to the provisions of the UCC or other applicable law, the Agent may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees. So long as no Event of Default shall exist, the Company shall be entitled to exercise as the Company shall deem fit, but in a manner not inconsistent with the terms hereof or of the Secured Obligations (including but not limited to the Loan Agreement and the other Loan Documents), the voting power with respect to the Pledged Collateral.

          (f) Right of Agent to Exercise Voting Power, etc. In case there shall exist an Event of Default, which shall not have been remedied or cured in accordance with the Loan Agreement, the Agent shall be entitled to exercise the voting power with respect to the Pledged Collateral, and to exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof, including without limitation, the right to exchange, at its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of Finco or, upon the exercise of any such right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, all without liability except to account for property actually received, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

          (g) Deletion of Eligible Securitization Transactions from Borrowing Base - No Impairment of Collateral. The Company and the Secured Parties agree that, from time to time in accordance with the terms of the Loan Agreement, the Company may request that an Eligible Securitization Transaction be deleted from the Borrowing Base, and further agree that any such deletion shall not under any circumstances affect or impair the status of such Eligible Securitization Transaction and any proceeds thereof as Collateral, as defined in this Agreement. Without limiting the foregoing, except to the extent the Secured Parties expressly release their security interest in and lien on any Eligible Securitization Transaction in accordance with the applicable provisions of the Loan Agreement, and agree in writing that such

Eligible Securitization Transaction is being removed from the Loan Agreement for both Borrowing Base and collateral purposes, all Eligible Securitization Transactions will at all times be Collateral for the Loans and the other obligations of the Company to the Secured Parties under the Loan Documents.

     Section 7. Fixtures, etc. It is the intention of the parties hereto that none of the Collateral shall become fixtures and the Company will take all such reasonable actions as may be necessary to prevent any of the Collateral from becoming fixtures. Without limiting the generality of the foregoing, the Company will, if requested by the Agent, use its best efforts to obtain waivers of lien, in form satisfactory to the Agent, from each lessor of real property on which any of the Collateral is or is to be located unless such Collateral is also located in the Company's Irvine, California headquarters.

     Section 8. Events of Default. The Company shall be in default under this Agreement upon the happening of any of the following events or conditions (herein called "Events of Default"):

          (a) Default shall be made in the due and punctual payment of principal of or premium, if any, or interest on any of the Secured Obligations as and when the same shall become due and payable (whether at maturity or at a date fixed for any prepayment or installment or by demand, declaration or acceleration or otherwise) and such default shall continue beyond the expiration of the applicable period of grace, if any ("Payment Default"); or

          (b) Any other Event of Default (as defined or provided in the Loan Agreement or in any other Loan Document) shall occur; or

          (c) There shall be a material breach of any representation, warranty, covenant, term or provision contained herein, or any representation or warranty made in this Agreement or in any certificate, document or instrument executed or delivered from time to time in connection herewith or with any other Loan Document proves to be untrue or misleading in any material respect when made.

     Section 9. Rights and Remedies of Secured Parties; Consent to Appointment of Receiver.

          (a) In the event that any Event of Default shall have occurred, such default not having previously been remedied or cured in accordance with the Loan Agreement, the Agent may, and at the direction of the Majority Lenders the Agent shall, declare all of the Secured Obligations to be immediately due and payable and shall thereafter have the following rights and remedies: (a) all rights and remedies provided by law, including, without limitation, those provided by the UCC; (b) all rights and remedies provided in this Agreement; and (c) all rights and remedies provided in the Loan Agreement, the Notes, the Security Documents or in any other Loan Document or agreement, document or instrument pertaining to the Secured Obligations.

          (b) Without limiting the generality of the foregoing Section 9(a) and without derogating from any right, remedy or other provision contained in the Loan Agreement or any other security document, at any time from and after the occurrence of a payment default (as defined in Section 8(a)), the Secured Parties shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Secured Parties to enforce their rights and remedies hereunder in order to manage, protect and preserve the collateral and continue the operation of the business of the Company, or to sell or dispose of the collateral, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, said expenses to constitute part of the Secured Obligations, and to the payment of the Secured Obligations as aforesaid. To the extent not prohibited by applicable law, the Company hereby irrevocably consents to and waives any right to object to or otherwise contest the appointment of receiver as provided above. The Company (i) grants such waiver and consent knowingly after having discussed the implications thereof with counsel, (ii) acknowledges that (a) the uncontested right to have a receiver appointed for the foregoing purposes is considered essential by the Secured Parties in connection with the enforcement of its rights and remedies hereunder and under the loan documents, and (b) the availability of such appointment as a remedy under the foregoing circumstances was a material factor in inducing Secured Parties to make the loans to the Company; and (iii) to the extent not prohibited by applicable law, agrees to enter into any and all stipulations in any legal actions, or agreements or other instruments in connection with the foregoing and to cooperate fully with the Secured Parties in connection with the assumption and exercise of control by the receiver over all or any portion of the collateral.

     Section 10. Right of Secured Parties to Dispose of Collateral, etc.; Restrictions on Transfer; etc.

          (a) Without limiting the scope of Section 9 hereof, upon the occurrence of any Event of Default, such default not having previously been remedied or cured in accordance with the Loan Agreement, but subject to the provisions of the UCC or other applicable law, the Agent may, and at the direction of the Majority Lenders the Agent shall, take possession of the Collateral and, in addition thereto, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Agent may require the Company to make the Collateral (to the extent the same is moveable) available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the Company at least ten (10) days' prior written notice at the address of the Company set forth in the Loan Agreement (or at such other address or addresses as the Company shall specify in writing to the Agent) of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all reasonable costs and expenses of collection, safekeeping, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys' fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in such order of priority as the Secured Parties shall determine and any surplus shall be returned to the Company or to any person or party lawfully entitled thereto. In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Company will be liable for the deficiency, together with interest thereon, at the maximum rate provided in the Loan Agreement, and for the costs and expenses of collection of such deficiency, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

          (b) Upon the occurrence of an Event of Default, such Event of Default not having previously been remedied or cured in accordance with the Loan Agreement, and without limiting in any manner the rights and remedies granted to the Secured Party elsewhere in this Agreement, the Agent shall have the right at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged Collateral in one or more parcels at any exchange or broker's board or at public or private sale. Unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Company at least ten (10) days' prior written notice (delivered in the manner specified in the Loan Agreement) of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by the Company. All such sales shall be at such commercially reasonable price or prices as the Secured Party shall deem best and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk). At any such sale or sales the Secured Party may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Secured Party may deem best. Upon any such sale or sales the Pledged Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of the Company of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Company. In the event any consent, approval or authorization of any governmental agency or other third party will be necessary to effectuate any such sale or sales, the Company shall execute, and hereby agrees to cause Finco to execute, all such applications or other instruments as may be required. The proceeds of any such sale or sales, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all costs and expenses of such sale, including reasonable attorneys' fees; second, to the payment of the Secured Obligations in such order of priority as the Secured Parties shall determine, and any surplus thereafter remaining shall be paid to the Company or to whomever may be legally entitled thereto.

     The Company recognizes that the Secured Parties may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire such Pledged Collateral for its own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Collateral were sold at public sale, and that the Secured Parties have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit such Pledged Collateral to be registered for public sale under the Securities Act of 1933, as amended. Without limiting the foregoing, the Company acknowledges and understands that compliance with the Securities Act of 1933, as amended, or similar or successor federal securities laws or applicable state securities and blue sky laws might strictly limit the course of conduct of the Secured Parties in attempting to dispose of all or any of the Pledged Collateral. Accordingly, the Company acknowledges and understands that the Secured Parties may solicit offers to buy the Pledged Collateral, or any part thereof, for cash, from a limited number of investors deemed by the Secured Parties, in their sole judgment, to be responsible parties who might be interested in purchasing such Pledged Collateral. The Company understands and agrees that any such sale under such circumstances may not yield a price equal to the price which might otherwise be obtained, and agrees that a sale under such circumstances shall be deemed fair and reasonable under the circumstances, and waives, to the fullest extent permitted by applicable law, any right to contest or challenge such sale or the results thereof. The Company agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

          (c) To the extent that any restrictions imposed by the charter or by-laws of Finco or any agreement to which Finco is a party or any other document or instrument would in any way affect or impair the pledge of the Pledged Collateral hereunder or the exercise by the Secured Parties of any right granted hereunder, including, without limitation, the right of the Secured Parties to dispose of the Pledged Collateral upon the occurrence of any Event of Default, the Company hereby waives such restrictions, and represents and warrants that it has caused Finco to take all necessary action to waive such restrictions, and the Company hereby agrees that it will take any further action which the Secured Parties may reasonably request in order that the Secured Parties may obtain and enjoy the full rights and benefits granted to the Secured Parties by this Agreement free of any such restrictions. The Agent is hereby appointed the attorney-in-fact, with full power of substitution, of the Company for the purpose of carrying out the provisions of this Pledge and Security Agreement and taking any action including, without limitation, executing, delivering and filing applications, certificates, instruments and other documents and papers with governmental authorities and other third parties, and executing any and all instruments including, without limitation, conveyances, assignments and transfers which are required to be taken or executed by the Company under this Pledge and Security Agreement, in the name of the Agent or on behalf of and in the name of the Company. This appointment is coupled with an interest, is irrevocable and durable and shall survive any subsequent dissolution of the Company.

          (d) All of the rights and remedies of the Agent and the Secured Parties hereunder are cumulative, not exclusive, and enforceable successively, alternatively or concurrently, at such time or times as the Agent and/or the Secured Parties deem expedient.

     Section 11. Right of Secured Parties to Use and Operate Collateral, etc. Upon the occurrence and during the continuance of any Event of Default, such default not having previously been remedied or cured in accordance with the Loan Agreement, but subject to the provisions of the UCC or other applicable law, the Agent shall have the right and power (but not the obligation) to take possession of all or any part of the Collateral, and to exclude the Company and all persons claiming under the Company wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. In any such case the Agent shall have all of the Company's right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Company in respect thereto as the Agent shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Agent may see fit; and the Agent shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Parties may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Agent may be required or authorized to make under any provision of this Agreement (including reasonable legal costs and attorneys' fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Secured Obligations in such order of priority as the Secured Parties shall determine and, unless otherwise provided by law or by a court of competent jurisdiction, any surplus shall be returned to the Company or to any person or party lawfully entitled thereto. Without limiting the generality of the foregoing (and without derogating from any provision contained in the Loan Agreement or any other Security Document), upon the occurrence of an Event of Default, the Agent shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Agent and/or the Secured Parties to enforce its/their rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of the Company, or to sell or dispose of the Collateral, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, said expenses to constitute part of the Secured Obligations, and to the payment of the Secured Obligations as aforesaid.

          Section 12. Waivers, etc. The Company hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Agent's and/or the Secured Parties' rights hereunder or in connection with any Secured Obligations or any Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Company or to any account debtor in respect of any Receivable, or substitution, release or surrender of any Collateral, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any Receivable or other Collateral, the acceptance of partial payments on any Secured Obligation or on any Receivable or other Collateral and/or the settlement or compromise thereof. The Company also hereby waives any rights and/or defenses the Company may have under any anti-deficiency laws or other laws limiting, qualifying or discharging the Secured Obligations and/or the remedies of the Agent and/or the Secured Parties against the Company. No delay or omission on the part of the Agent and/or the Secured Parties in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion. The Company further waives any right it may have under the constitution of The Commonwealth of Massachusetts, the States of California and Delaware and under the constitution of any other state in which any of the Collateral may be located, or under the Constitution of the United States of America, to notice (other than any requirement of notice provided herein) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Agent and/or the Secured Parties and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. The Company's waivers under this section have been made voluntarily, intelligently and knowingly and after the Company has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights. Neither the Agent nor the Secured Parties shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Agent's and the Secured Parties rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the rights of the Agent and/or the Secured Parties under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

     Section 13. Termination; Assignment, etc. Subject to Section 14, this Agreement and the security interest in the Collateral created hereby shall terminate when all of the Secured Obligations have been indefeasibly paid in full (provided that the Secured Parties are no longer obligated to make Loans under the Loan Agreement). No waiver by the Agent and/or the Secured Parties or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by any Secured Party of all or any of the Secured Obligations held by it, the Secured Party may assign or transfer its rights and interests under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Secured Party hereunder, and the Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder arising from and after the effective time of such assignment or transfer with respect to the rights and interests so assigned.

     Section 14. Reinstatement. Notwithstanding the provisions of Section 13, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Secured Party in respect of the Collateral is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Affiliate of the Company or otherwise or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Company or any Affiliate of the Company or any substantial part of its or their properties, or otherwise, all as though such payments had not been made.

     Section 15. Governmental and Other Third Party Approvals, etc. Upon the occurrence of an Event of Default and the exercise by the Agent and/or the Secured Parties of (or decision by the Agent and/or the Secured Parties to exercise) any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification or authorization of any governmental or regulatory authority or instrumentality, or any other third party (including but not limited to rating agencies and third parties to the Eligible Securitization Transaction Documents) the Company will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that may be required for such governmental, regulatory or other third party consent, approval, registration, qualification or authorization. In the event the Company fails to take any such action, the Company hereby irrevocably authorizes and appoints the Agent to execute and deliver such documents in its stead, with full power of substitution, as the Company's attorney-in-fact.

     Section 16. Notices. Except as otherwise provided herein, notice to the Company or to the Agent or the Secured Parties shall be deemed to have been sufficiently given or served for all purposes hereof if given to the parties and in the manner specified in the Loan Agreement.

     Section 17. Agency. The terms "Secured Party" or "Secured Parties" as used herein shall be deemed to include any and all lenders now or hereafter party to the Loan Agreement as a "Lender", and any other holder of any Secured Obligation, and shall also be deemed to include the Agent acting on behalf of all or any one or more of the Secured Parties in accordance with the Agency provisions of the Loan Agreement. The Company shall not be a third party beneficiary of such provisions. The Secured Parties acknowledge that the security interest in the Collateral granted hereby secures the Secured Obligations owing to the Agent and to each Secured Party. State Street Bank and Trust Company may resign or be removed as Agent hereunder, and may be replaced as Agent hereunder, in the same manner as is prescribed for resignation, removal and replacement of the Agent in the Loan Agreement, and any successor Agent shall succeed to all of the Agent's rights hereunder with respect to the Collateral. The term "Agent" as used herein shall be deemed to include any such other party acting as agent for the Secured Parties hereunder.

     The Agent shall not be liable to any Secured Party for any error of judgment or mistake of fact or for any acts of omission or commission, unless the same are caused by the Agent's willful misconduct or gross negligence. The Agent may act in reliance upon all instruments, documents or signatures believed by it to be genuine and may assume that any person purporting to act or give notices, writings, advice or instructions in connection with this Agreement is duly authorized by the appropriate party so to do. The Agent will be reimbursed or properly indemnified by each Secured Party in the event the Agent is requested by the Secured Parties to take or omit to take any action with respect to the Collateral (any such reimbursement or indemnification to be on the same basis as set forth in the Loan Agreement). The Agent shall have the right to retain counsel to advise it as to any action or decision with respect to the Collateral and shall be reimbursed by the Secured Parties for the cost of the same (to the extent the Agent is not reimbursed by the Company) prior to distributing any of the Collateral or any proceeds thereof and the cost of such reimbursement of the Agent shall constitute part of the Secured Obligations.

     The provisions of this Section 17 shall apply to all other Security Documents in which State Street Bank and Trust Company is serving as Agent for the Secured Parties, and in which no specific agency provision is included, in the same manner as this Section 17 applies to this Security Agreement.

     Section 18. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the Agent, the Secured Parties and the Company and their respective successors and assigns (provided that the Company may not assign its rights and obligations hereunder without the prior consent of the Secured Parties), and the term "Lender" shall be deemed to include any other holder or holders of any of the Secured Obligations. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. References in this Agreement to the "Secured Parties" are references to the Secured Parties severally, jointly and jointly and severally. The section headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     Section 19. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by the internal laws of The Commonwealth of Massachusetts (without reference to conflicts of law principles). The Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of this Agreement or any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth above or as otherwise provided under the laws of The Commonwealth of Massachusetts. The Company irrevocably waives all right to a trial by jury in any suit, action or other proceeding instituted by or against the Company in respect of its obligations hereunder or the transactions contemplated hereby.

     Section 20. Indemnification. The Company shall indemnify, defend and hold the Secured Parties and the Agent harmless of and from any claim brought or threatened against the Secured Parties and/or the Agent by the Company, any guarantor or endorser of the Secured Obligations, or any other Person (as well as from reasonable attorneys' fees and expenses in connection therewith) in accordance with the Loan Agreement.

     Section 21. Specific Performance. The Company stipulates that the remedies of the Agent and the Secured Parties at law, in the event of any demand (following notice to the extent expressly provided herein), or Event of Default by the Company in the performance of or compliance with any of the terms and provisions of this Agreement on its part to be observed or performed, are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement or provision contained herein or by an injunction against a violation of any of the terms of provisions hereof or otherwise.

     IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.


ONYX ACCEPTANCE CORPORATION


By:_______________________________
                                            (Title)


STATE STREET BANK AND TRUST COMPANY,
                  for Itself and as Agent


By:_______________________________
                                            (Title)



         BANKBOSTON



         By:_______________________________________
                                            (Title)



         THE TRAVELERS INSURANCE COMPANY



         By:_______________________________________
                                            (Title)

                              Schedule I to Pledge
                             and Security Agreement



                 Places of Business and Locations of Collateral

                              Schedule II to Pledge
                             and Security Agreement



                                  Pledged Stock


            OWNER AND ADDRESS                    ISSUER/DESCRIPTION         NO. OF SHARES        CERTIFICATE NO
            -----------------                    ------------------         -------------        --------------
Onyx Acceptance Corporation                         Finco/Common                1,000                   -
8001 Irvine Center Drive
5th Floor
Irvine, California  92718





                                  Pledged Notes



            MAKER                         PAYEE                     DATE                  PRINCIPAL AMOUNT
            -----                         -----                     ----                  ----------------




                              Pledged Certificates


            OWNER AND ADDRESS                   DESCRIPTION                        CERTIFICATE NO
Onyx Acceptance Corporation
8001 Irvine Center Drive
5th Floor
Irvine, California  92718